Exhibit 24.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 and Form S-3 of our report dated November 5, 1996, on our audits of the consolidated financial statements and financial statement schedule of NBTY, Inc. and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which report is included in the NBTY, Inc. Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts."


                                       COOPERS & LYBRAND L.L.P.



Melville, New York
December 18, 1996.